                                                                     EXHIBIT 22




                                           Jurisdiction
Subsidiary                                 of Incorp.          Parent                   Percentage
Access Medical S.A.                        France              TFX Equities                  80
Airfoil Management Company                 Delaware            Sermatech                     100
Airfoil Management Limited                 UK                  Sermatech (U.K.) Limited      100
Astraflex Limited                          UK                  TFX Group Ltd.                100
Aunic Engineering Limited                  UK                  Sermatech (U.K.) Limited      100
Aviation Product Suppport, Inc.(1)         Delaware            Teleflex                      100
Avtech Systems, Inc.                       Utah                The Talley Corporation        100
Bavaria Cargo Technologie GmbH             Germany             EPI                           100
Capro Inc.                                 Texas               Teleflex                      100
Cepco Precision Company of Canada, Inc.    Canada              Sermatech Engineering         100
Cetrek Engineering Ltd.                    UK                  Cetrek Ltd.                   100
Cetrek Inc.                                Mass.               Teleflex                      100
Cetrek Limited                             UK                  Marinex                       100
Chemtronics International Ltd.             UK                  Sermatech (U.K.) Limited      100
ECT Inc.                                   Delaware            Sermatech                     50
Ediscom S.A.R.L.                           France              Rusch International, S.A.     100
Electro-Pneumatic International GmbH       Germany             Telair Int'l Cargo Systems    100
Entech, Inc.                               New Jersey          TFX Equities                  100
Flexible Flyer, Inc.                       Delaware            Teleflex                      100
Franklin Medical Limited                   UK                  TFX Group Ltd.                100
G-Tel Aviation Limited                     UK                  Sermatech (U.K.) Limited      50
Gator-Gard Incorporated                    Delaware            Sermatech                     100
Hutson Aerospace, Inc.                     Texas               Teleflex                      100
Inmed (Malaysia) Holdings Sdn. Berhad      Malaysia            Willy Rusch AG                100
Inmed Acquisition, Inc. (2)                Delaware            Teleflex                      100(2)
Inmed Corporation (3)                      Georgia             Inmed Acquisition             100
Inmed Corporation (U.K.) Ltd.              UK                  Inmed                         100
Insultab, Inc.                             Mass.               TFX Equities Inc.             100
Lipac Liebinzeller Verpackungs-GmbH        Germany             Willy Rusch AG                100
Machine Tool Leasing, Inc.                 Utah                Teleflex                      100
Mal Tool & Engineering Limited             UK                  TFX Group Ltd.                100
Mal Tool & Engineering S.A.R.L.            France              Sermatech Engineering         100
Marinex Industries Limited                 UK                  TFX Group Ltd.                100
Meddig Medizintechnik Vertriebs-GmbH       Germany             Rusch G B                     87.5
Medical Service Vertriebs-GmbH             Germany             Willy Rusch AG                100
Phosphor Products Co Limited               UK                  Marinex                       100

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
Pilling Co.                                Pennsylvania        Teleflex                      100
Pilling Weck Incorporated                  Delaware            Teleflex                      100
Rigel Compasses Limited                    UK                  Marinex                       100
Rusch (UK) Limited                         UK                  TFX Holdings Ltd.             100
Rusch Austria Ges.mbH                      Austria             Teleflex                      100
Rusch France S.A.R.L.                      France              Rusch G B                     100
Rusch Inc.                                 Delaware            Rusch G B                     100
Rusch International S. A.                  France              Teleflex                      100
Rusch Manufacturing (UK) Limited           UK                  TFX Group Ltd.                100
Rusch Manufacturing Sdn. Berhad            Malaysia            Inmed (Malaysia) Holdings     96.5
Rusch-Pilling (Asia) PTE Ltd.              Singapore           Pilling Co.                   99.99
Rusch-Pilling Inc.                         Canada              924593 Ontario                50.5 (4)
Rusch-Pilling S.A.                         France              Rusch International S. A.     100
Rusch Sdn. Berhad                          Malaysia            Inmed (Malaysia) Holdings     96.5
Rusch Uruguay Ltda.                        Uruguay             Rusch G B                     60
S. Asferg Hospitalsartikler Aps            Denmark             Teleflex                      100
Sermatech Acquisition, Inc.                Delaware            Sermatech                     100
Sermatech Canada Inc.                      Ontario             Sermatech                     100
Sermatech Engineering Group, Inc.          Delaware            Sermatech                     100
Sermatech International Incorporated       PA                  Teleflex                      100
Sermatech (Germany) GmbH                   Germany             Sermatech                     100
Sermatech (U.K.) Limited                   UK                  TFX Group Limited             100
SermeTel Repair Services Limited           UK                  Sermatech (U.K.) Limited      100
SermeTel Technical Services (STS) GmbH     Germany             Sermatech                     100
Technology Holding Company(5)              Delaware            TFX Equities Inc.             100
Techsonic Industries, Inc.                 Alabama             Teleflex                      100
Telair International Cargo Systems, Inc.   Delaware            Teleflex                      100
Teleflex (Canada) Limited                  Canada(B.C.)        Teleflex                      100
Teleflex Automotive Manufacturing
  Corporation (6)                          Delaware            Teleflex                      100
Teleflex Control Systems Incorporated      PA                  Teleflex                      100
Teleflex Fluid Systems, Inc.               Connecticut         Teleflex                      100
Teleflex Precision Casting Company         Utah                Teleflex                      100
TFX Automotive Incorporated                Delaware            Teleflex                      100
TFX Engineering Ltd.                       Bermuda             Teleflex                      100
TFX Equities Inc.                          Delaware            Teleflex                      100
TFX Foreign Sales Corporation              Virgin Is.          Teleflex                      100
TFX Group Limited                          UK                  Teleflex                      100
TFX Holdings Ltd.                          Delaware            TFX Group Ltd.                100

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
TFX International Corporation              Delaware            Teleflex                      100
TFX Marine Incorporated                    Delaware            Teleflex                      100
TFX Medical Incorporated                   Delaware            Teleflex                      100
The Talley Corporation(7)                  California          Teleflex                      100
Victor Huber GmbH                          Germany             Willy Rusch AG                100
Willy Rusch AG                             Germany             Teleflex                      100
Willy Rusch Grundstucks- und
  Beteiligungs AG ("Rusch G B") (8)        Germany             Willy Rusch AG                99.8 (8)
924593 Ontario Limited                     Ontario             Pilling                       100


1. Trades under name "APS".
2. Except for nominee shares.
3. Trades under name "Rusch Inc."
4. 49.5% Owned by Rusch G B., a 99.8% owned subsidiary.
5. Formerly "Aries Medical Inc."
6. Formerly "Mattatuck Manufacturing Corporation".
7. Trades under names "Teleflex Defense Systems" and "Teleflex Control
     Systems".
8. Two shares (.2%) are owned by Inmed Corporation.



3/10/94